UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2026, CareDx, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Naveris, Inc., a Delaware corporation (“Naveris”), Nautilus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the securityholders of Naveris, pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Naveris, with Naveris continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Transaction”). Under the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Transaction (the “Closing”), the Company will pay to Naveris’ equityholders an aggregate $160.0 million in cash, subject to certain customary adjustments specified in the Merger Agreement, including for Naveris' cash, indebtedness, transaction expenses and net working capital. Additionally, under the terms and subject to the conditions set forth in the Merger Agreement, Naveris’ equityholders will be eligible to receive up to $100.0 million in additional cash consideration contingent upon the achievement of specified revenue-based milestones in respect of fiscal years ending December 31, 2026 and December 31, 2027. A portion of the closing consideration equal to $5.0 million will be deposited into an escrow account at the Closing to secure post-closing purchase price adjustments.

Each party’s obligation to consummate of the Transaction is subject to customary closing conditions, including, among other things, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the accuracy of the representations and warranties of the other party contained in the Merger Agreement (except, generally, for any inaccuracies that have not had, or would not reasonably be expected to have, a material adverse effect or, with respect to certain specified representations and warranties, for any inaccuracies in any material or de minimis respect, as applicable), (iii) performance in all material respects by the other party of its covenants and (iv) with respect to the Company’s and Merger Sub’s obligations, the absence of a material adverse effect on Naveris.

The Merger Agreement contains representations, warranties and covenants that are customary for a transaction of this nature.

The Merger Agreement also includes customary termination rights, including (i) by mutual written consent of the Company and Naveris, (ii) by either party if a governmental entity permanently prohibits or makes illegal the consummation of the Transaction, (iii) by either party if the Transaction has not been consummated by October 28, 2026 (subject to automatic extension under specified circumstances), (iv) by either party, if the other party is in an uncured material breach of its respective representations and warranties or covenants under the Merger Agreement such that a closing condition would not be satisfied, and (v) by the Company if Naveris does not deliver the requisite written stockholder consent within 24 hours after execution of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement is filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Naveris. The representations, warranties and covenants contained in the Merger Agreement were made solely for the benefit of the parties thereto, as of specified dates, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Accordingly, investors should not rely on the representations, warranties and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company or Naveris.

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2026, the Company issued a press release announcing its financial results for the quarter ended March 31, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the press release attached hereto as Exhibit 99.1, is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

The Company is posting an updated corporate presentation (the “Corporate Presentation”) on its website. The Corporate Presentation is current as of April 28, 2026, and the Company disclaims any obligation to update this material in the future.

On April 28, 2026, the Company issued the Press Release announcing the entry into the Merger Agreement and the Transaction described in Item 1.01 above. A copy of the Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On April 24, 2026, the Company’s Board of Directors (the “Board”) authorized a common stock repurchase program of up to $100 million in shares for up to 24 months from April 30, 2026. Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques. The timing and number of shares repurchased, and the price of any repurchases, will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program does not obligate the Company to acquire a specified number of shares and may be modified, suspended, or discontinued at any time at the Company’s discretion. Repurchases under this program will be funded from the Company’s existing cash and cash equivalents or future cash flow.

The Board’s authorization for this program is separate from, and does not replace or otherwise affect, the prior $50 million stock repurchase program that was authorized by the Board in May 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Transaction, including the expected timing of completion, anticipated benefits, and other statements that are not historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and similar expressions. These forward-looking statements are based on the Company's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, among others, the failure to satisfy the closing conditions to the Transaction, the failure to obtain required regulatory approvals or third-party consents, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, delays in completing the Transaction, the risk that the Transaction may not be completed on the anticipated timeline or at all, and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+*	Agreement and Plan of Merger, dated April 28, 2026 by and among CareDx, Inc., Nautilus Merger Sub, Inc., Naveris, Inc. and Shareholder Representative Services LLC, solely in its capacity as the representative of the securityholders of Naveris, Inc.
99.1	Press Release issued by CareDx, Inc., dated April 28, 2026 (earnings release).
99.2	Press Release issued by CareDx, Inc., dated April 28, 2026 (Naveris acquisition).
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+         Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material and (ii) are the type of information the Registrant customarily and actually treats as private or confidential.

*        Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2026	CAREDX, INC.

	By:	/s/ John W. Hanna
John W. Hanna
Chief Executive Officer
(Principal Executive Officer)